Charter Communications Holding Company, LLC
Offer to Exchange any and all of the $412,500,000 Principal Amount Outstanding of
Charter Communications, Inc.’s
5.875% Convertible Senior Notes due 2009
(CUSIP Nos. 16117MAE7 and 16117MAD9)
Dated September 14, 2007
This Offer will expire at 11:59 p.m., New York City time, on Friday, September 27, 2007, unless extended or earlier terminated (such date, as the same may be extended or earlier terminated, the “Expiration Date”). Holders (as defined below) must tender their Old Notes for exchange on or prior to the Expiration Date to receive the Exchange Consideration (as defined below).
September 14, 2007
To Our Clients:
      Enclosed for your consideration is an Exchange Offer Prospectus, dated September 14, 2007 (as the same may be amended from time to time, the “Exchange Offer Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal” and, together with the Exchange Offer Prospectus, the “Exchange Offer”) relating to the offer by Charter Communications Holding Company, LLC (the “Offeror”), to pay up to $793,443,000 principal amount of 6.50% convertible senior notes due 2027 (the “New Notes”) of Charter Communications, Inc. (“Charter”) to holders (the “Holders”) of any and all of Charter’s $412,500,000 principal amount outstanding 5.875% convertible senior notes due 2009 (the “Old Notes”) who elect to exchange their Old Notes upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Offer Prospectus.
      The “Exchange Consideration” per $1,000 principal amount of Old Notes accepted for exchange will be an amount of New Notes determined based on the Average Price (as defined below) of Charter’s Class A common stock as set forth in the table below. In addition to the Exchange Consideration, the Offeror will pay accrued interest on the Old Notes from and including the last interest payment date (which was May 16, 2007) up to, but not including, the Settlement Date.
      “Average Price” means the arithmetic average of the daily volume-weighted average price of Charter’s Class A common stock for the ten trading days prior to and including the second business day before the Expiration Date, rounded to four decimal places. The initial conversion price for the New Notes will be the Average Price multiplied by 1.3 (examples of which are set forth in the table below). The initial conversion rate will be $1,000 divided by the conversion price, rounded to four decimal places. If the Average Price is between two prices shown in the table below, the principal amount of New Notes to be issued per $1,000 principal amount of Old Notes tendered will be calculated using straight-line interpolation.

	Principal Amount of New
Average Price of	Notes to be Issued per	Terms of the New Notes
Charter’s Class A	$1,000 Principal Amount
Common Stock	of Old Notes Tendered	Conversion Price	Conversion Rate

$2.00	$1,110.62	$2.60	384.6154
$2.20	$1,173.25	$2.86	349.6503
$2.40	$1,239.65	$3.12	320.5128
$2.60	$1,309.13	$3.38	295.8580
$2.80	$1,381.10	$3.64	274.7253
$3.00	$1,451.68	$3.90	256.4103
$3.20	$1,521.73	$4.16	240.3846
$3.40	$1,592.26	$4.42	226.2443
$3.60	$1,662.60	$4.68	213.6752
$3.80	$1,733.33	$4.94	202.4291
$4.00	$1,802.82	$5.20	192.3077
$4.20	$1,872.80	$5.46	183.1502
$4.35	$1,923.50	$5.66	176.8347

      The Exchange Offer is conditioned on a minimum amount $75,000,000 aggregate principal amount of Old Notes being tendered. The Exchange Offer is also conditioned upon the Average Price being more than or equal to $2.00 and less than or equal to $4.35.
      New Notes will be issued only in minimum denominations of $1,000 and integral multiples of $1,000. If, under the terms of the Exchange Offer, any tendering Holder is entitled to receive New Notes in a principal amount that is not an integral of $1,000, the Offeror will round downward the amount of New Notes to the nearest integral multiple of $1,000.
      The “Settlement Date” in respect of any Old Notes that are validly tendered for exchange and not validly withdrawn is expected to be not later than the fourth business day following the Expiration Date. Holders tendering their Old Notes for exchange after 11:59 p.m., New York City time, on the Expiration Date will not be eligible to receive the Exchange Consideration.
      The materials relating to the Exchange Offer are being forwarded to you as the beneficial owner of Old Notes carried by us for your account or benefit but not registered in your name. Any tender of Old Notes for exchange may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Offeror urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered Holder promptly if they wish to tender Old Notes for exchange pursuant to the Exchange Offer.
      Accordingly, we request instructions as to whether you wish us to tender your Old Notes for exchange with respect to any or all of the Old Notes held by us for your account. Please so instruct us by completing, executing and returning to us the instruction form set forth below. If you authorize us to tender your Old Notes for exchange, all such Old Notes will be tendered, unless otherwise specified below. We urge you to read carefully the Exchange Offer Prospectus and the Letter of Transmittal and the other materials provided herewith before instructing us to tender your Old Notes for exchange.
      Your instructions should be forwarded to us sufficiently in advance of the Expiration Date to permit us to tender your Old Notes on your behalf and to ensure receipt by the Exchange Agent of the Letter of Transmittal and other required documents by the Expiration Date. The Exchange Offer will expire at 11:59 p.m., New York City time, on Wednesday, September 27, 2007, unless extended or earlier terminated. Holders must tender their Old Notes for exchange prior to 11:59 p.m., New York City time, on the Expiration Date to receive the Exchange Consideration.
      Old Notes tendered for exchange may be validly withdrawn at any time up until 11:59 p.m., New York City time, on the Expiration Date. In addition, even after the Expiration Date, if the Offeror has not accepted for payment any validly tendered Old Notes, such Old Notes may be withdrawn 60 days after commencement of the Exchange Offer. In the event of a termination of the Exchange Offer, the Old Notes tendered for exchange pursuant to the Exchange Offer will be promptly returned to the tendering Holders.
      Your attention is directed to the following:

1. If you desire to tender Old Notes for exchange pursuant to the Exchange Offer and to receive the Exchange Consideration, we must receive your instructions in ample time to permit us to tender your Old Notes for exchange on your behalf on or prior to 11:59 p.m., New York City time, on the Expiration Date.

2. Notwithstanding any other provision of the Exchange Offer, the Offeror’s obligation to accept Old Notes tendered for exchange and to pay the related Exchange Consideration is subject to, and conditioned upon, the satisfaction of or, where applicable, the Offeror’s waiver of, the conditions to the Exchange Offer as set forth in the Exchange Offer Prospectus under the caption “Description of the Exchange Offer — Conditions to the Exchange Offer.” The Offeror reserves the right, in its sole discretion, to waive any one or more of the conditions to the Exchange Offer at any time as set forth in the Exchange Offer Prospectus under the caption “Description of the Exchange — Conditions to the Exchange Offer.”

3. If you wish to have us tender for exchange any or all of your Old Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender for exchange Old Notes held by us and registered in our name for your account.

INSTRUCTIONS
      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Offeror with respect to the Old Notes.*

☐	Tender for exchange the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms of and conditions set forth in the Exchange Offer Prospectus, dated September 14, 2006 and the related Letter of Transmittal.**

Aggregate Principal Amount of 5.875% Convertible Senior Notes due 2009 beneficially owned which are being tendered for exchange: ____________________________________________________________

☐	Do not tender for exchange any Old Notes held by you for the account or benefit of the undersigned.

*	If neither box is checked, but the undersigned has completed the section below, we are authorized to tender for exchange with respect to the aggregate principal amount of such Old Notes in which we hold an interest through DTC for your account.

**	If no aggregate principal amount is provided above with respect to the Old Notes and this Instruction Form is signed in the space provided below, we are authorized to tender for exchange with respect to the entire aggregate principal amount of such Old Notes in which we hold an interest through DTC for your account.
PLEASE SIGN HERE
Signature (s) ____________________________________________________________________________________________________
Name(s) (Please Print) ________________________________________________________________________________
Address ____________________________________________________________________________________________________
Zip Code ____________________________________________________________________________________________________
Area Code and Telephone No. ____________________________________________________________________________________________________
Tax Identification or Social Security No. ____________________________________________________________________________________________________
My Account Number With You ____________________________________________________________________________________________________
Date ____________________________________________________________________________________________________

3